UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2022

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759			65-0949535
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.10 per share	VGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, at the Annual Meeting of Stockholders of Vector Group Ltd. (the “Company”) held on June 28, 2022 (the “2022 Annual Meeting”), Stanley S. Arkin did not receive a majority of the votes cast in his re-election to the Company’s Board of Directors (the “Board”). Pursuant to Section 2(c) of Article III of the Company’s Amended and Restated Bylaws, effective April 29, 2022 (as further amended and restated as described below, the “Bylaws”), Mr. Arkin promptly tendered his resignation to the Board with the effectiveness of such resignation conditioned upon the Board’s acceptance thereof.

In accordance with the Bylaws, the Corporate Responsibility and Nominating Committee of the Company (the “Committee”) considered Mr. Arkin’s resignation in order to make a recommendation to the Board whether to accept or reject his resignation. After consideration, the Committee unanimously determined to recommend the Board accept Mr. Arkin’s resignation.

After consideration and review of the Committee’s recommendation, the Board voted unanimously to accept Mr. Arkin’s conditional resignation on December 15, 2022, effective immediately and to reduce the size of the Board from ten to nine directors. Mr. Arkin did not participate in the deliberations of the Committee or the Board with respect to his resignation. Mr. Arkin’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

The Company wishes to express its appreciation to Mr. Arkin for his dedicated service and significant contributions to the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 15, 2022, the Board adopted additional amendments to its Bylaws, effective as of such date, to (i) clarify and further enhance procedural mechanics in connection with stockholder nominations of directors, including by requiring a stockholder delivering a notice pursuant to the advance notice provisions of the Bylaws to (a) provide to the Board certain information in questionnaires, representations and agreements and other information and materials as the Board may reasonably request about the stockholder making the proposal and the stockholder’s proposed nominee, (b) certify that such stockholder has met the requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and to update and supplement such notice, if necessary, to be true and correct both as of the record date of the stockholder meeting and ten business days prior to the date of the stockholder meeting, and (c) require a stockholder directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white and (ii) reflect updates to requirements regarding stockholder lists at stockholder meetings and meeting adjournment notices, consistent with recent amendments to the Delaware General Corporation Law.

The foregoing general description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws set forth in Exhibit 3.2 to this Form 8-K and incorporated in this Item by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

(d)Exhibit.

Exhibit No.	Exhibit
3.2	Amended and Restated Bylaws of Vector Group Ltd., effective December 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer
Date: December 16, 2022